EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of Shares of Vista Gold Corp. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


Date:    May 2, 2002       Exploration Capital Partners 2000 Limited Partnership

                           By: Resource Capital Investment Corporation, its general partner


                           By:  /s/ Arthur Richards Rule
                                ---------------------------------------
                                Arthur Richards Rule, President


Date:    May 2, 2002       Resource Capital Investment Corporation


                           By:  /s/ Arthur Richards Rule
                                ---------------------------------------
                                Arthur Richards Rule, President


                                     - 9 -